Exhibit 10.9

EXECUTION VERSION

TRADEMARK CO-EXISTENCE AGREEMENT

This TRADEMARK CO-EXISTENCE AGREEMENT, dated as of November 29, 2017 and effective as of the Closing Date (this “Agreement”), is made by and among Algeco/Scotsman Holding S.à r.l., a Luxembourg société à responsabilité limitée (“A/S Holding”), Williams Scotsman Holdings Corp., a Delaware corporation (the “Holdco Acquiror”) and Williams Scotsman International, Inc., a Delaware corporation (the “Company” and, together with Holdco Acquiror, the “Williams Parties”).  Each of A/S Holdings and the Williams Parties are referred to herein individually as a “Party” and, collectively, as the “Parties.”  Unless otherwise defined in this Agreement, all capitalized terms used herein shall have the meanings set forth in the Stock Purchase Agreement, dated as of August 21, 2017, by and among Algeco Scotsman Global S.à r.l., a Luxembourg société à responsabilité limitée (“Algeco Global”), Algeco Scotsman Holdings Kft., a Hungarian limited liability company (“Algeco Holdings” and together with Algeco Global, each a “Seller” and, collectively, the “Sellers”), Double Eagle Acquisition Corp., a Cayman Islands exempted company that subsequently domesticated as a Delaware corporation and changed its name to WillScot Corporation (the “Parent Acquiror”) and Holdco Acquiror (together with the Parent Acquiror, collectively, the “Acquirors”), as amended by that certain Amendment to Stock Purchase Agreement dated as of September 6, 2017 and that certain Second Amendment to Stock Purchase Agreement dated as of November 6, 2017 (as the same may be further amended, modified or otherwise supplemented from time to time in accordance with its terms, the “Purchase Agreement”).

RECITALS

WHEREAS, this Agreement is an Ancillary Agreement under the Purchase Agreement;

WHEREAS, A/S Holding is the indirect parent of the Sellers;

WHEREAS, pursuant to the Purchase Agreement and the Carve-out Transaction Documents, the Sellers have effectuated and consummated, and caused the Company to effectuate and consummate, the Carve-out Transaction;

WHEREAS, pursuant to the Purchase Agreement, the Holdco Acquiror purchased from the Sellers, and the Sellers sold to the Holdco Acquiror, all of the issued and outstanding Company Common Stock;

NOW, THEREFORE, in consideration for the foregoing and the mutual agreements hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.                          Certain Defined Terms.  The following capitalized terms used in this Agreement shall have the meanings set forth below:

(a)                                 “Algeco Business” means the businesses of the Algeco Owners as conducted immediately after the consummation of the Carve-out Transaction, and any natural evolutions thereof.

(b)                                 “Algeco Trademarks” mean all the Trademarks, company names and internet domains owned, used or held for use by the Algeco Owners in conducting the Algeco Business as of the Closing Date that include the term “SCOTSMAN”, including the Trademarks listed on Exhibit A attached hereto, and variations and acronyms of such Trademarks, company names and internet domain names, but excluding, for the avoidance of doubt, the Williams Trademarks.

(c)                                  “Algeco Owners” mean each of A/S Holding, the Sellers and their respective Subsidiaries after the consummation of the Carve-out Transaction, including Target Logistics Management LLC and its Subsidiaries and Chard Camp Catering Service Ltd but excluding, for the avoidance of doubt, the Williams Owners.

(d)                                 “Existing Stock” means all stocks of signs, letterheads, labels, office forms, packaging, invoice stock, advertisements and promotional materials, inventory and other documents and materials, and all internet and other electronic content and communications, in each case, existing on the Closing Date.

(e)                                  “Existing Units” mean all modular space units leased by any of the Algeco Owners or Williams Owners (as applicable) to any third party in the ordinary course of business on the Closing Date.

(f)                                   “Williams Business” means the businesses of the Williams Owners as conducted immediately after the consummation of the Carve-out Transaction, and any natural evolutions thereof.

(g)                                  “Williams Trademarks” mean all the Trademarks, company names and internet domains owned, used or held for use by the Williams Owners in conducting the Williams Business as of the Closing Date that include the term “SCOTSMAN”, including the Trademarks listed on Exhibit B attached hereto, and variations and acronyms of such Trademarks, company names and internet domain names, but excluding, for the avoidance of doubt, the Algeco Trademarks.

(h)                                 “Williams Owners” mean the Williams Parties and each of their Subsidiaries after the consummation of the Carve-out Transaction.

ARTICLE II
COVENANTS

Section 2.01.                          Algeco Owners Covenants.  A/S Holding, on behalf of itself and each of the Algeco Owners, hereby irrevocably covenants that it and they will not, directly or indirectly:

(a)                                 use, copy, reproduce, display, apply for, register, maintain or otherwise exploit (i) any Williams Trademarks or any confusingly similar variations or acronyms thereof, or (ii) “Scotsman” either alone or in any manner other than in combination with the Algeco Trademarks;

(b)                                 advertise or promote its or their goods or services in a manner that implies that the Algeco Owners or their respective goods or services are affiliated or connected with the Williams Owners or the Williams Owners’ respective goods or services;

(c)                                  challenge any Williams Trademarks;  and

(d)                                 sue or initiate, be a party to, authorize, voluntarily assist in or otherwise assert or participate in any way in any Action based on any or all of the Williams Owners’ use, licensing, ownership, registration or maintenance of any Williams Trademarks in accordance with this Agreement.

Section 2.02.                          Williams Owners Covenants.  The Williams Parties hereby irrevocably covenant that they will not, and will cause each of their Subsidiaries not to, directly or indirectly:

(a)                                 use, copy, reproduce, display, apply for, register, maintain or otherwise exploit (i) any Algeco Trademarks or any confusingly similar variations or acronyms thereof, or (ii) “Scotsman” either alone or in any manner other than in combination with the Williams Trademarks;

(b)                                 advertise or promote its goods or services in a manner that implies that the Company or its goods or services are affiliated or connected with the Algeco Owners or the Algeco Owners’ respective goods or services;

(c)                                  challenge any Algeco Trademarks;  and

(d)                                 sue or initiate, be a party to, authorize, voluntarily assist in or otherwise assert or participate in any way in any Action based on any or all of the Algeco Owners’ use, licensing, ownership, registration or maintenance of any Algeco Trademarks in accordance with this Agreement.

Section 2.03.                          Acknowledgements.  Each Party acknowledges and agrees that the other Party:

(a)                                 owns valuable rights in the Algeco Trademarks or the Williams Trademarks (as applicable);  and

(b)                                 desires to enhance and protect the goodwill of the Algeco Trademarks or the Williams Trademarks (as applicable), and to avoid consumer confusion.

Section 2.04.                          Cooperation in the Event of Actual Confusion.  In the unlikely event that either Party becomes aware of any actual consumer confusion resulting from the simultaneous use of the Algeco Trademarks and the Williams Trademarks as permitted by this Agreement:

(a)                                 such Party shall promptly advise the other Party of the details of such confusion;  and

(b)                                 the Parties shall take commercially reasonable steps to address the confusion and prevent its future occurrence.

Section 2.05.                          Licenses.  Neither Party may license the use of the Algeco Trademarks or the Williams Trademarks (as applicable) unless the licensee agrees in writing to be bound by the restrictions imposed on the licensing party as set forth in this ARTICLE II.  Each Party shall be directly liable to the other Party for any acts or omissions of any of its licensees that, if committed by such Party, would violate this Agreement.

ARTICLE III
TRADEMARK WIND-DOWN LICENSES

Section 3.01.                          Williams Trademarks Usage.

(a)                                 The Algeco Owners shall, for a period not to exceed:

(i)                                     one year after the Closing Date, be entitled to use all of the Existing Stock that contain Williams Trademarks solely in connection with the operation of the Algeco Business and in the same manner and form as such items exist on the Closing Date, after which period A/S Holding, on behalf of itself and each of the Algeco Owners, hereby covenants that it and they shall remove, obliterate or delete all Williams Trademarks from such Existing Stock or cease using such Existing Stock; and

(ii)                                  two years after the Closing Date, be entitled to continue to display the Williams Trademarks on Existing Units leased by any of the Algeco Owners solely to the extent such Williams Trademarks are displayed on such Existing Units on the Closing Date, after which period A/S Holding, on behalf of itself and each of the Algeco Owners, hereby covenants that it and they shall remove or obliterate all Williams Trademarks from such Existing Units; provided that, (x) if the lease to any Existing Units expires or is terminated during such two-year period, all Williams Trademarks shall be removed or obliterated within 30 days after the Existing Units are returned to any of the Algeco Owners or their designees, or (y) if any Existing Units are inaccessible for any reason upon the expiration of such two-year period, all Williams Trademarks shall be removed or obliterated as promptly as reasonably practicable after such Existing Units become accessible.

(b)                                 A/S Holding, on behalf of itself and each of the Algeco Owners, hereby covenants that it and they shall:

(i)                                     ensure that all uses of the Williams Trademarks as provided herein shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Williams Trademarks were used in the Williams Business prior to the Closing Date.  Any and all goodwill generated by the use of the Williams Trademarks by the Algeco Owners hereunder shall inure solely to the benefit of the applicable Williams Owners;  and

(ii)                                  not (A) use the Williams Trademarks in any manner that may damage, impair or tarnish the reputation of the Williams Owners or the goodwill associated with the Williams Trademarks, (B) transfer, delegate, hypothecate or sublicense any rights to use the Williams Trademarks granted under this Section 3.01, or attempt to do any of the foregoing, or (C) hold itself or themselves out as having any affiliation or association with the Williams Owners, other than as may be required by applicable Law or in connection with describing the historical relationship with the Algeco Owners.

(c)                                  Except as expressly provided herein, no other right to use the Williams Trademarks is granted hereunder, whether by implication or otherwise.  Each of the Williams Owners is an intended third party beneficiary hereof with the right to enforce the provisions set forth in this Section 3.01 directly.

Section 3.02.                          Algeco Trademarks Usage.

(a)                                 The Williams Owners shall, for a period not to exceed:

(i)                                     one year after the Closing Date, be entitled to use all of the Existing Stock that contain Algeco Trademarks solely in connection with the operation of the Williams Business and in the same manner and form as such items exist on the Closing Date, after which period the Williams Parties shall, and shall cause each of their Subsidiaries to, remove, obliterate or delete all Algeco Trademarks from such Existing Stock or cease using such Existing Stock;  and

(ii)                                  two years after the Closing Date, be entitled to continue to display the Algeco Trademarks on Existing Units leased by any of the Williams Owners solely to the extent such Algeco Trademarks are displayed on such Existing Units on the Closing Date, after which period the Williams Parties shall, and shall cause each of their Subsidiaries to, remove or obliterate all Algeco Trademarks from such Existing Units; provided that, (x) if the lease to any Existing Units expires or is terminated during such two-year period, all Algeco Trademarks shall be removed or obliterated within 30 days after the Existing Units are returned to any of the Williams Owners or their designees, or (y) if any Existing Units are inaccessible for any reason upon the expiration of such two-year period, all Algeco Trademarks shall be removed or obliterated as promptly as reasonably practicable after such Existing Units become accessible.

(b)                                 The Williams Parties shall, and shall cause each of their Subsidiaries to:

(i)                                     ensure that all uses of the Algeco Trademarks as provided herein shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Algeco Trademarks were used in the Algeco Business prior to the Closing Date.  Any and all goodwill generated by the use of the Algeco Trademarks by the Williams Owners hereunder shall inure solely to the benefit of the applicable Algeco Owners;  and

(ii)                                  not (A) use the Algeco Trademarks in any manner that may damage, impair or tarnish the reputation of the Algeco Owners or the goodwill associated with the Algeco Trademarks, (B) transfer, delegate, hypothecate or sublicense any rights to use the Algeco Trademarks granted under this Section 3.02, or attempt to do any of the foregoing, or (C) hold itself out as having any affiliation or association with the Algeco Owners, other than as may be required by applicable Law or in connection with describing the historical relationship with the Williams Owners.

(c)                                  Except as expressly provided herein, no other right to use the Algeco Trademarks is granted hereunder, whether by implication or otherwise.  Each of the Algeco Owners is an intended third party beneficiary hereof with the right to enforce the provisions set forth in this Section 3.02 directly.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01.                          Qualification and Organization of A/S Holding.  As of the Closing Date, A/S Holding is a société à responsabilité limitée duly organized, validly existing and in good standing under the Laws of Luxembourg with all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery by A/S Holding of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of A/S Holding.  This Agreement has been duly executed and delivered by A/S Holding, and constitutes a legal, valid and binding obligation of A/S Holding, enforceable against A/S Holding in accordance with its terms.

Section 4.02.                          Qualification and Organization of the Holdco Acquiror.  As of the Closing Date, the Holdco Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware with all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery by the Holdco Acquiror of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Holdco Acquiror.  This Agreement has been duly executed and delivered by the Holdco Acquiror, and constitutes a legal, valid and binding obligation of the Holdco Acquiror, enforceable against the Holdco Acquiror in accordance with its terms.

Section 4.03.                          Qualification and Organization of the Company.  As of the Closing Date, the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware with all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company.  This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 4.04.                          DISCLAIMER.  EXCEPT FOR THE EXPRESS WARRANTIES IN THIS ARTICLE IV, EACH PARTY HEREBY DISCLAIMS ANY WARRANTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, UNDER THIS AGREEMENT.

ARTICLE V
ASSIGNMENT OF AGREEMENT AND TRADEMARKS

Section 5.01.                                      Assignment of Agreement.  This Agreement shall not be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party.  Notwithstanding the foregoing, either Party may assign this Agreement without such consent to an Affiliate, in connection with a reorganization, or in connection with the sale of all or substantially all of its business or assets to which this Agreement relates; provided that the (a) assignee agrees in writing to be bound by the terms and conditions of this Agreement and (b) the assigning Party provides prior written notification of the assignment to the non-transferring Party.  Subject to the preceding sentence, but without relieving either Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 5.02.                                      Assignment of Trademarks.  The Parties shall not assign or otherwise transfer any of their respective rights in the Algeco Trademarks or the Williams Trademarks (as applicable) to any other Person (including any of their Affiliates), unless that Person agrees in writing to be bound by the terms and conditions of this Agreement and the transferring Party provides prior written notification of the assignment to the non-transferring Party.

Section 5.03.                                      M&A Activity.  For purposes of Section 5.01 and Section 5.02, and without limiting their generality, any merger, consolidation or other business combination transaction involving a Party (regardless of whether that Party is a surviving or disappearing entity) will be deemed to be a transfer of this Agreement subject to the requirements of Section 5.01(a) and (b), or a transfer of the Algeco Trademarks or the Williams Trademarks (as applicable) subject to the requirements of Section 5.02.  No delegation or other transfer will relieve the delegating or transferring Party of any of its obligations under this Agreement.

Section 5.04.                                      Effect.  Any purported assignment, delegation or transfer in violation of this ARTICLE V is void.

ARTICLE VI
REMEDIES

Section 6.01.                                      Equitable Relief.  Each Party acknowledges that a material breach or threatened breach by such Party of its obligations under this Agreement would give rise to irreparable harm to the other Party for which monetary damages would not be an adequate remedy and hereby agrees that, in the event of a breach or a threatened breach by such Party of any such obligations, the other Party hereto shall be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 6.02.                                      Enforcement; Remedies.  Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

ARTICLE VII
MISCELLANEOUS

Section 7.01.                                      Term; Termination.  This Agreement shall be effective as of the date hereof and shall continue perpetually unless (a) terminated by mutual agreement between the Parties, or (b) either Party has abandoned (as that term is understood under the Lanham Act, 15 U.S.C. § 1127(b)) all of the Algeco Trademarks or the Williams Trademarks (as applicable).  Either Party shall have the right to terminate all rights to use their respective Trademarks granted under ARTICLE III if the other Party materially breaches any of the limitations or restrictions imposed thereunder with respect to that Party’s use of such Trademarks and fails to cure such material breach within sixty (60) days of written notice specifying such material breach.

Section 7.02.                                      Amendment and Modification; Waiver.  This Agreement may be amended, modified and supplemented by an instrument in writing signed on behalf of each of the Parties.  Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 7.03.                                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to A/S Holding, to:

Algeco Scotsman Global S.à r.l.

901 S. Bond Street, Suite 600

Baltimore, MD 21231

Attention: Azuwuike H. Ndukwu, SVP, General Counsel

Phone: (410) 931-6124

E-mail: az.ndukwu@willscot.com

if to the Holdco Acquiror, to:

Williams Scotsman Holdings Corp.

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Attention: Eli Baker

Phone: (310) 209-7280

E-mail: elibaker@geacq.com

and

if to the Company, to:

Williams Scotsman International, Inc.

901 S. Bond Street, Suite 600

Baltimore, MD 21231

Attention: Bradley Bacon, General Counsel & Corporate Secretary

Phone: (410) 931-6150

E-mail: Bradley.bacon@willscot.com

Section 7.04.                                      Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.  The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 7.05.                                      Counterparts.  This Agreement may be executed manually or by facsimile or pdf by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

Section 7.06.                                      Entire Agreement; Third-Party Beneficiaries.

(a)                                 This Agreement and the Purchase Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b)                                 Except as expressly contemplated herein, no provision of this Agreement, express or implied, is intended to or shall confer upon any other Person other than the Parties any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.07.                                      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

Section 7.08.                                      Governing Law; Jurisdiction.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles that would result in the application of the Law of any other jurisdiction.

(b)                                 Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 7.08(b) in the manner provided for notices in Section 7.03.  Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 7.09.                                      Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY DEBT FINANCING SOURCE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.09.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

ALGECO/SCOTSMAN HOLDING S.À R.L.

By:	/s/ Azuwuike Ndukwu
Name: Azuwuike Ndukwu
Title: Manager Class A

WILLIAMS SCOTSMAN HOLDINGS CORP.

By:	/s/ Jeff Sagansky
Name: Jeff Sagansky
Title: President

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:	/s/ Bradley L. Soultz
Name: Bradley L. Soultz
Title: President

[Signature Page to Trademark Co-Existence Agreement]

EXHIBIT A

Algeco Trademarks

ALGECO SCOTSMAN

AS FLEX

A-1

EXHIBIT B

Williams Trademarks

WILLIAMS SCOTSMAN

WILLIAMS SCOTSMAN & Design

GOSPACE BY WILLIAMS SCOTSMAN

REMOD BY WILLIAMS SCOTSMAN

TECHSUITE BY WILLIAMS SCOTSMAN

B-1